                                                           EXHIBIT 10(k)


                              EMPLOYMENT AGREEMENT


                AGREEMENT, dated as of this 22nd day of January, 1996 (the "Effective Date"), by and between DETREX CORPORATION, a Michigan corporation (the "Company"), and THOMAS MARK, an individual residing at 22146 Metamora, Beverly Hills, Michigan, 48025 ("Executive").

                              W I T N E S S E T H:

                WHEREAS, the Company seeks to employ Executive and Executive seeks to become employed by the Company;

                WHEREAS, both parties desire that the terms and conditions of Executive's employment with the Company be governed by the terms and conditions hereinafter set forth;

                NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                1.      Employment and Duties.

                (a) General. The Company hereby employs Executive, effective as of the Effective Date, and Executive agrees upon the terms and conditions herein set forth to serve, effective as of the Effective Date, as President and Chief Operating Officer of the Company. In such capacities, Executive shall report directly to the Chief Executive Officer of the Company (the "CEO") and to the Board of Directors of the Company (the "Board"). Executive shall perform all of the duties accorded to the positions of President and Chief Operating Officer as provided in the bylaws of the Company.

                (b) Services. For so long as Executive is employed by the Company, Executive shall devote his full business time to the performance of his duties hereunder; shall faithfully serve the Company; shall in all respects conform to and comply with the lawful and good faith directions and instructions given to him by the CEO and the Board; and shall use his best efforts to promote and serve the interests of the Company.

                (c) No Other Employment. For so long as Executive is employed by the Company, Executive shall not, directly or indirectly, render services to any other person or organization for which he receives compensation without the prior approval of the Board. No such approval will be required if Executive seeks to perform inconsequential services without direct compensation therefor in connection with the management of personal investments or in connection with the performance of charitable and civic activities, provided that such activities do not contravene the provisions of Section 5 hereof.

                2. Term of Employment. The term of Executive's employment under this Agreement (the "Term") shall commence on the Effective Date and continue until the day before the third anniversary date of the Effective Date. On the first anniversary of the Effective Date (and on each subsequent anniversary date thereafter), the Term shall automatically renew for an additional year unless prior to the applicable anniversary date either party shall have given the other party hereto written notice of the intention not to so extend the Term; provided, however, that the Term shall not extend beyond the last day of the month in which Executive attains age 65.

                3. Compensation and Other Benefits. Subject to the provisions of this Agreement, the Company shall pay and provide the following compensation and other benefits to Executive during the Term as compensation for all services rendered hereunder:

                (a) Salary. The Company shall pay to Executive a salary (the "Salary") at the initial rate of $238,000 per annum, payable to Executive in accordance with the normal payroll practices of the Company for its executive officers as are in effect from time to time. The amount of Executive's Salary will be reviewed not less often than annually by the Board and may be increased, but not decreased below such amount, on the basis of such review.

                (b) Signing Bonus. The Company shall pay Executive a signing bonus of $40,000, less applicable withholding taxes, on or before June 30, 1996.

                (c) Annual Bonus. During the Term, Executive shall be eligible for each calendar year that begins within the Term to participate in an annual incentive bonus program established by the Company in accordance with terms and conditions as may be approved annually by the Compensation Committee of the Board (the "Compensation Committee"). Under the terms of the annual incentive bonus program, Executive will be afforded the opportunity to earn from forty to sixty percent of his annual rate of Salary in effect for the applicable calendar year if the Company achieves the performance targets established by the Compensation Committee for that year. A minimum bonus amount determined by the Compensation Committee for each year will be payable if 90% of the targets established for that year have been achieved for that year 90% of the target for a given year is achieved, (it being understood that if 90% of the target for a given year is achieved, Executive will receive 40% of his annual rate of Salary as an annual bonus for that year).

                (d) Stock Options. Effective as of the Effective Date, the Company shall grant Executive an option (the "Option") to purchase 75,000 shares of the common stock of the Company pursuant to the terms of the Company's 1993 Stock Option Plan (the "Option Plan"). The per share exercise price of the Option shall equal the fair market value of a share of Common Stock on the Effective Date, as determined in accordance with the terms of the Option Plan. The Option shall vest and become exercisable with respect to twenty-five percent of the shares of common stock subject thereto on the Effective Date and on each of the first through third anniversaries of the Effective Date, provided that Executive has remained in the continuous full-time employment of the Company through the applicable anniversary date. The Option shall become fully vested and exercisable in the event of a Change in Control of the Company (as defined in the Option Plan). The Option will be subject to the terms of the Option Plan and to such other terms and conditions as may be specified by the Compensation Committee in the form of an option agreement between the Company and Executive, which is attached hereto as Exhibit A.

        (e) Company Automobile. During the Term, the Company will provide Executive with the use of a leased automobile and will reimburse Executive for the business-related costs and expenses incurred by Executive in connection with the use of that vehicle in accordance with the Company's policies and practices in effect from time to time.

        (f) Financial Planning Assistance. During the Term, the Company will make available to Executive financial planning services; provided, however, that the cost of providing such services to the Company shall not exceed $5,000 per annum.

        (g) Expenses. The Company shall pay or reimburse Executive for all reasonable out-of-pocket expenses incurred by Executive in connection with his employment hereunder. Such expenses shall be paid upon the periodic submission of invoices and shall be paid reasonably promptly after the date of such invoice. The reimbursement of expenses under this Section 3(g) shall be subject to Executive's providing the Company with such documentation of the expenses as the Company may from time to time reasonably request. No expense payment or reimbursement under this Section 3(g) shall be "grossed up" or increased to take into account any tax liability incurred by Executive as a result of such payment or reimbursement.

        (h) Pension and Medical Benefits. During the Term, Executive shall be eligible to participate in the Company's pension, medical, disability and life insurance plans applicable to senior officers of the Company in accordance with the terms of such plans as in effect from time to time.

        (i) Supplemental Pension. Subject to the vesting and forfeiture provisions set forth herein. Executive shall be entitled to receive a supplemental monthly pension for life (the "Pension"). The amount of the Pension shall be determined as follows:

        (I) Termination Prior to the Fifth Anniversary of the Effective Date. If Executive's employment with the Company ends prior to the fifth anniversary of the Effective Date, the amount of the Pension payable in the form of a straight life annuity commencing with the month following the month in which Executive attains age 65 and shall be determined in accordance with the benefit formula and actuarial factors and assumptions set forth in the Detrex Corporation Employees Retirement

    Plan (the "Retirement Plan"), as in effect on the Effective Date, except that, for purposes of calculating the amount of the Pension, the following shall apply: (A) Executive shall be entitled to receive the Pension even if, at the time of his termination of employment, he is not entitled to receive a pension under the Retirement Plan; (B) for purposes of determining eligibility for benefits and calculating the amount of the Pension, Executive shall be credited with years of vesting and accrual service equal to the sum of (x) the number of whole months elapsed from the Effective Date to the date of Executive's termination of employment hereunder divided by twelve plus (y) five; (C) the Pension shall be reduced by (x) the amount of the pension payable to Executive at age 65 in the form of a straight life annuity under the Retirement Plan or any successor plan thereto and (y) the amount payable to Executive from any other qualified or nonqualified retirement plan (other than a tax qualified defined contribution plan subject to Section 401(k) of the Code) that the Company may adopt (the "Reduction Amounts").

        (II) Termination On or After the Fifth Anniversary of the Effective Date. If the Executive's employment with the Company ends on or after the fifth anniversary of the Effective Date, the provisions of Section 3(i)(I) above shall not apply and no benefits will be payable thereunder. In lieu of Section 3(i)(I) above, the amount of the Pension payable in the form of a straight life annuity commencing with the month following the month in which Executive attains age 65 and shall be fifty percent of Executive's Final Average Salary (as hereinafter defined) reduced by the Reduction Amounts. For purposes hereof. "Final Average Salary" means the highest aggregate amount of Salary paid to Executive for any thirty-six consecutive-month period during the Term divided by three.

        (III) General Provisions Applicable to the Pension. The Pension shall be paid in the form of a 50% qualified joint and survivor annuity, unless Executive shall elect in writing prior to his termination of employment to have the Pension paid in another form of payment that he may elect under the Retirement Plan: provided, however, that the Company shall have the right at any time following Executive's termination of employment to pay the entire amount of the remaining Pension to Executive (or his surviving spouse, if applicable) in a lump sum (regardless of the amount of such lump sum) calculated in accordance with the actuarial factors specified in the Retirement Plan applicable to involuntary cashouts; and provided further, that the Pension shall be converted from a single life annuity to a qualified joint and survivor annuity (or other form elected by Executive) in accordance with the actuarial factors and assumptions in the Retirement Plan. The monthly payments of the pension shall not commence until the latest to occur of (A) the date Executive attains the earliest retirement age under the Retirement Plan, (B) the date Executive is no longer entitled to receive Severance Payments (as hereinafter defined), (C) the date of Executive's termination of employment and (D) the date benefits commence under the Retirement Plan (if Executive is eligible for benefits thereunder). If Executive should die prior to the commencement of the Pension, his surviving spouse, if any, shall be entitled to a death benefit for life equal the amount that would otherwise have been payable to her if Executive had died immediately after Pension payments to him had commenced on the latest date specified in the previous sentence (the "Reference Date") in the form of a 50% joint and survivor annuity prior to the date of his death; provided however, that the death benefit payable to Executive's surviving spouse shall not commence until the Reference Date. If the payment of the Pension should commence prior to the time that Executive attains age 65, the amount of the Pension shall be reduced in accordance with the reduction factors set forth in the Retirement Plan. The Pension payments to Executive shall terminate in the month in which Executive dies, and the death benefit, if any, payable to his surviving spouse shall terminate at the month of her death. No beneficiary may be elected to receive the death benefit other than Executive's spouse.

          (IV) Forfeiture. Executive shall forfeit all rights to the Pension if (A) his employment is terminated at any time for Cause (as hereinafter defined) or (B) he resigns his employment from the Company for any reason other than Good Reason (as hereinafter defined) prior to the third anniversary of the Effective Date.

        4. Termination of Employment. Subject to the notice and other provisions of this Section 4, the Company shall have the right to terminate Executive's employment hereunder, and Executive shall have the right to resign, at any time for any reason or for no stated reason.

        (a) Termination for Cause; Resignation Without Good Reason. (i) If, prior to the expiration of the Term, Executive's employment is terminated by the Company for Cause or if Executive resigns from his employment hereunder other than for Good Reason, Executive shall be entitled to payment of the pro rata portion of Executive's Salary through and including the date of termination or resignation as well as any unreimbursed expenses. Except to the extent required by the terms of any applicable grant to Executive in accordance with Section 3(d) above, by the terms of Section 3(h), Section 3(i) or applicable law, Executive shall have no right under this Agreement or otherwise to receive any other compensation or to participate in any other plan, program or arrangement after such termination or resignation of employment with respect to the year of such termination or resignation and later years.

        (ii) Termination for "Cause" shall mean termination of Executive's employment with the Company because of (A) his refusal (other than by reason of the incapacity of Executive due to physical or mental illness) to perform his duties hereunder, (B) the commission by Executive of a felony, or the perpetration by Executive of a dishonest act or fraud against the Company or any affiliate or subsidiary thereof, (C) any act or omission by Executive which is the result of Executive's willful misconduct or gross negligence and which, in the good faith opinion of the Board, is injurious in any material respect to the financial condition, business or reputation of the Company or any of its affiliates or subsidiaries or (D) a material breach by Executive of this Agreement; provided, however, that upon written notification by the Company pursuant to Section 4(a)(iii) below of any proposed termination for Cause under parts (A) and (D) of this Section 4(a)(ii), Executive shall have 15 days to cure the circumstances that constitute Cause and, upon such cure thereof by Executive to the reasonable satisfaction of the Company, such circumstances will no longer constitute Cause for purposes of this Agreement.

        (iii) Termination of Executive's employment for Cause shall be communicated by delivery to Executive of a written notice from the Company stating that Executive has been terminated for Cause, specifying the particulars thereof and the effective date of such termination. The date of a resignation by Executive without Good Reason shall be the date specified in a written notice of resignation from Executive to the Company. Executive shall provide at least 90 days' advance written notice of resignation without Good Reason.

        (b) Involuntary Termination. (i) If, prior to the expiration of the Term, the Company terminates Executive's employment for any reason other than Disability or Cause or Executive resigns from his employment hereunder for Good Reason (such a resignation or termination being hereinafter referred to as an "Involuntary Termination"), the Company shall pay to Executive his Salary accrued up to and including the date of such Involuntary Termination as well as any unreimbursed expenses. In addition, in the event of Executive's Involuntary Termination, the Company shall pay to Executive as severance (the "Severance Payments") his Salary prorated on a monthly basis, at the rate in effect immediately prior to such Involuntary Termination, for the six-month period beginning immediately following the date of such Involuntary Termination (the "Initial Severance Period"). If, after the expiration of the Initial Severance Period, Executive is not employed or otherwise engaged to perform professional services for a third-party ("Other Employment"), the Company shall continue to pay Severance Payments to Executive on a month-by-month basis for up to an additional eighteen months, but in no event beyond the last day of the month in which Executive obtains Other Employment. The Severance Payments shall be paid in payroll installments in accordance with the Company's payroll practices in effect from time to time; provided, however, that the Company, in its sole discretion, may at any time during the Initial Severance Period pay to Executive the then remaining portion of Severance Payments due during the Initial Severance Period in a cash lump sum. Anything in this Agreement to the contrary notwithstanding, no amounts shall be payable under this Section 4(b) if Executive's employment with the Company ends at the expiration of the Term in accordance with Section 2.

     (ii) In the event of Executive's Involuntary Termination, Executive shall continue to participate on the same terms and conditions as are in effect immediately prior to such termination or resignation in the Company's health and medical plans provided to Executive pursuant to Section 3(h) above at the time of such Involuntary Termination until the last day in respect of which the Company is obligated to make Severance Payments in accordance with Section 4(b)(i) above (the "Continuation Period"). Anything herein to the contrary notwithstanding, the Company shall have no obligation to continue to maintain during the Continuation Period any plan or program solely as a result of the provisions of this Agreement.

     (iii) In the event of Executive's death prior to the end of the Initial Severance Period, the balance of the Severance Payments for such Initial Severance Period, shall continue to be paid in periodic installments to Executive's Beneficiary (as hereinafter defined) for the balance of the Initial Severance Period; provided, however, that the Company, in its sole discretion, may at any time pay such Beneficiary the then remaining Severance Payments in a cash lump sum.

     (iv) If, following an Involuntary Termination, Executive materially breaches the provisions of Section 5 hereof, Executive shall not be eligible, as of the date of such breach, for the payments and benefits described in this
Section 4(b), and any and all obligations and agreements of the Company with respect to such payments and benefits shall thereupon cease.

     (v) Resignation for "Good Reason" shall mean resignation by Executive because of a material breach by the Company of its obligations to Executive under this Agreement. Unless Executive provides written notification of his intention to resign within 90 business days after Executive knows or has reason to know of the occurrence of any such material breach, Executive shall be deemed to have consented thereto and such material breach shall no longer constitute Good Reason for purposes of this Agreement. If Executive provides such written notice to the Company, the Company shall have 30 business days from the date of receipt of such notice to effect a cure of the material breach described therein (which cure shall be retroactive with respect to any monetary matter) and, upon cure thereof by the Company to the reasonable satisfaction of Executive, such material breach shall no longer constitute Good Reason for purposes of this Agreement.

     (vi) The date of termination of employment without Cause shall be the date specified in a written notice of termination to Executive. The date of resignation for Good Reason shall be the date specified in a written notice of resignation from Executive to the Company; provided, however, that no such written notice shall be effective unless the cure period specified in Section 4(b)(v) above has expired without the Company having corrected, to the reasonable satisfaction of Executive, the event or events subject to cure.

     (c)  Termination Due to Disability. In the event of Executive's
Disability (as hereinafter defined), the Company shall be entitled to terminate his employment. In the case that the Company terminates Executive's employment due to Disability, Executive shall be entitled to payment of the pro rata portion of Executive's Salary through and including the date of termination as well as any unpaid expense reimbursements. Notwithstanding anything contained in this Agreement to the contrary, if Executive's employment should terminate due to Disability, the Company shall continue to pay Executive his annual salary until the earliest to occur of (i) the end of the six-month period following the date of such termination, (ii) the date of Executive's death,
(iii) the date Executive's Pension payments commence and (iv) the first day on which Executive is entitled to benefits under the Company's long-term disability plan. For purposes of this Agreement, the term "Disability" shall mean a physical or mental incapacity that substantially prevents him from performing his duties hereunder and that has continued for at least 60 days and that can reasonably be expected to continue indefinitely. Any dispute as to whether or not Executive is disabled within the meaning of the preceding sentence shall be resolved by a physician reasonably satisfactory to Executive and the Company, and the determination of such physician shall be final and binding upon both Executive and the Company.

     (d)  Death. Except as provided in Sections 3(i), 4(b)(iii) and this
Section 4(d), no Salary or benefits shall be payable under this Agreement following the date of Executive's death. In the event of Executive's death, any Salary earned by Executive up to the date of death, as well as any unreimbursed expenses, plus any amount earned and unpaid under Section 3(c) shall be paid to Executive's Beneficiary within 30 days of such termination. Executive's Beneficiary shall also be entitled to any death benefits which are provided under the terms of any plan, program or arrangement referred to in Section 3(h) applicable to Executive at the time of death.

     (e)  Beneficiary. For purposes of this Agreement, except as provided in section 3(i), "Beneficiary" shall mean the person or persons designated in writing by Executive to receive benefits under a plan, program or arrangement or to receive the balance of the Severance Payments, if any, in the event of Executive's death, or, if no such person or persons are designated by Executive, Executive's estate. No Beneficiary designation shall be effective unless it is in writing and received by the Company prior to the date of Executive's death.

     5.  Protection of the Company's Interests.

     (a) No Competing Employment. For so long as Executive is employed by the Company and continuing for one year after the termination of such employment or resignation therefrom (such period being referred to hereinafter as the "Restricted Period"), Executive shall not, unless he receives after the Effective Date the prior written consent of the Board, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that competes with the Company; provided, however, that this Section 5(a) shall not proscribe Executive's ownership, either directly or indirectly, of less than five percent of any class of securities which are listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc.

     (b) No Interference. During the Restricted Period, Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), intentionally solicit, endeavor to entice away from the Company, or otherwise interfere with the relationship of the Company with, any person who is employed by or otherwise engaged to perform services for the Company or any person or entity who is, or was within the then most recent twelve-month period, a customer, client or supplier of the Company.

     (c) Secrecy. Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary in that, by reason of his employment hereunder, he may acquire confidential information and trade secrets concerning the operation of the Company or its affiliates or subsidiaries, the use or disclosure of which could cause the Company or its affiliates or subsidiaries substantial losses and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Executive covenants and agrees with the Company that he will not at any time, except in performance of Executive's obligations to the Company hereunder or with the prior written consent of the Board, directly or indirectly disclose to any person any secret or confidential information that he may learn or has learned by reason of his association with the Company, or any of its subsidiaries and affiliates. The term "confidential information" means any information not previously disclosed to the public or to the trade by the Company's management with respect to the Company's, or any of its affiliates' or subsidiaries', products, facilities and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs or profits associated with any of the Company's products), business plans, prospects or opportunities.

     (d) Exclusive Property. Executive confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by Executive relating to the business of the Company, its affiliates and subsidiaries shall be and remain the property of the Company. Upon the termination of his employment with the Company or upon the request of the Company at any time, Executive shall promptly deliver to the Company, and shall not without the consent of the Board retain copies of, any written materials not previously made available to the public, or records and documents made by Executive or coming into his possession concerning the business or affairs of the Company or any of its affiliates or subsidiaries; provided, however, that subsequent to any such termination, the Company shall provide Executive with copies (the cost of which shall be borne by Executive) of any documents which are requested by Executive and which Executive has determined in good faith are (i) required to establish a defense to a claim that Executive has not complied with his duties hereunder or (ii) necessary to Executive in order to comply with applicable law.

        (e) Injunctive Relief. Without intending to limit the remedies available to the Company, Executive acknowledges that a breach of any of the covenants contained in this Section 5 may result in material irreparable injury to the Company or its affiliates or subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Executive from engaging in activities prohibited by this Section 5 or such other relief as may be required to specifically enforce any of the covenants in this Section 5. Without intending to limit the remedies available to Executive, Executive shall be entitled to seek specific performance of the Company's obligations under this Agreement.


        6.  General Provisions.

        (a) Source of Payments. All payments provided under this Agreement, other than payments made pursuant to a plan which provides otherwise, shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets made, to assure payment. Executive shall have no right, title or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company; provided, however, that this provision shall not be deemed to waive or abrogate any preferential or other rights to payment accruing to Executive under applicable bankruptcy laws by virtue of Executive's status as an employee of the Company.

        (b) No Other Severance Benefits. Except as specifically set forth in this Agreement, Executive covenants and agrees that he shall not be entitled to any other form of severance benefits from the Company, including, without limitation, benefits otherwise payable under any of the Company's regular severance policies, in the event his employment hereunder ends for any reason and, except with respect to obligations of the Company expressly provided for herein, Executive unconditionally releases the Company and its subsidiaries and affiliates, and their respective directors, officers, employees and stockholders, or any of them, from any and all claims, liabilities or obligations under this Agreement or under any severance or termination arrangements of the Company or any of its subsidiaries or affiliates for compensation or benefits in connection with his employment or the termination thereof.

        (c) Tax Withholding. Payments to Executive of all compensation contemplated under this Agreement shall be subject to all applicable tax withholding.

        (d) Notices. Any notice hereunder by either party to the other shall be given in writing by personal delivery, or certified mail, return receipt requested, or (if to the Company) by telex or facsimile, in any case delivered to the applicable address set forth below:

        (i)  To the Company:  Detrex Corporation
                              24901 Northwestern Highway
                              Suite 500
                              Southfield, Michigan 48075
                              Attention: Secretary

                              With a copy to:

                              William C. King
                              26281 Siena Drive
                              Bonita Springs, Florida 33923

        (ii) To Executive:    Thomas Mark
                              22146 Metamora
                              Beverly Hills, Michigan 48025

or to such other persons or other addresses as either party may specify to the other in writing.

        (e) Representation by Executive. Executive represents and warrants that his entering into this Agreement does not, and that his performance under this Agreement and consummation of the transactions contemplated hereby will not, violate the provisions of any agreement or instrument to which Executive is a party, or any decree, judgment or order to which Executive is subject, and that this Agreement constitutes a valid and binding obligation of Executive in accordance with its terms. Breach of this representation will render all of the Company's obligations under this Agreement void ab initio.

        (f) Limited Waiver. The waiver by the Company or Executive of a violation of any of the provisions of this Agreement, whether express or implied, shall not operate or be construed as a waiver of any subsequent violation of any such provision.

        (g) Assignment; Assumption of Agreement. No right, benefit or interest hereunder shall be subject to assignment, encumbrance, charge, pledge, hypothecation or setoff by Executive in respect of any claim, debt, obligation or similar process. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume expressly and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

        (h) Amendment; Actions by the Company. This Agreement may not be amended, modified or cancelled except by written agreement of Executive and the Company. Any and all determinations, judgments, reviews, verifications, adjustments, approvals, consents, waivers or other actions of the Company required or permitted under this Agreement shall be effective only if undertaken by the Company pursuant to authority granted by a resolution duly adopted by the Board; provided, however, that by resolution duly adopted in accordance with this Section 6(h), the Board may delegate its responsibilities hereunder to one or more of its members other than Executive.

        (i) Severability. If any term or provision hereof is determined to be invalid or unenforceable in a final court or arbitration proceeding, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

        (j) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan (determined without regard to the choice of law provisions thereof).

        (k) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings of the parties with respect to the subject matter hereof.

        (l) Headings. The headings and captions of the sections of this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement.

        (m) Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first written above.

                                DETREX CORPORATION

                                By:  William C. King
                                     ------------------------------
                                     Name: William C. King
                                     Title: Chairman


                                EXECUTIVE

                                     Thomas Mark
                                     ------------------------------
                                     Thomas Mark

                                   EXHIBIT A


                             STOCK OPTION AGREEMENT


        STOCK OPTION AGREEMENT, dated January 22, 1996, by and between DETREX CORPORATION, a Michigan corporation (the "Company"), and Thomas Mark ("Participant").


                              W I T N E S S E T H:

        WHEREAS, the Company has adopted the 1993 Stock Option Plan of Detrex Corporation (the "Plan") for the purpose of providing an incentive to certain officers, senior management and key employees of the Company to remain in the employ of the Company; and

        WHEREAS, the Employment Agreement, dated as of January 22, 1996, between the Participant and the Company (the "Employment Agreement") contemplates that the Company will award Participant a non-qualified stock option to purchase up to an aggregate of 75,000 shares of the common stock, par value $2.00 per share, of the Company (the "Common Stock"); and

        WHEREAS, Participant is eligible for awards of stock options under the Plan; and

        WHEREAS, the Compensation Committee (the "Committee") of the Board of Directors of the Company has determined to award Participant, under the terms and provisions of the Plan, the stock option contemplated under the Employment Agreement, and Participant desires to accept such award in accordance with the terms and provisions hereinafter set forth;

        NOW, THEREFORE, in consideration of the covenants herein contained and for other good and valuable consideration, the parties hereto hereby agree as follows:

        1.      Grant of Option.

        (a) The Award. Pursuant to the terms of the Plan, which are incorporated herein by reference, the Company hereby confirms its grant to Participant, effective as of January 22, 1996 (the "Date of Grant"), an option (the "Option") to purchase all or any portion of 75,000 shares of Common Stock at a per share exercise price of $5.75 (the "Option Price"). The grant of the Option is subject to the terms and provisions of this Agreement and the terms and provisions of the Plan which shall constitute a part of this

Agreement. In the event of any conflict between the terms and provisions of the Plan and the other terms and provisions of this Agreement, the terms and provisions of the Plan shall govern.

        (b)     Acknowledgments Related to the Option Award.    The parties
acknowledge and agree that the Option is the stock option contemplated by the Employment Agreement. The Option is not intended to qualify, and shall not be treated, as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        2.      Vesting; Exercise.

        (a)     Service Vesting.    The Option shall vest and become
exercisable with respect to 18,750 shares of Common Stock on the Date of Grant and with respect to 18,750 shares of Common Stock on each of the first through third anniversaries of the Date of Grant, provided that Participant has remained in the Full-Time Employment (as hereinafter defined) of the Company on such date.

        (b)     Change in Control Vesting.    In the event of a Change in
Control of the Company (as such term is defined in the Plan), the Option shall vest and become immediately exercisable in full as of the date of such Change in Control of the Company.

        (c)     Vesting Following Termination of Full-Time Employment.   No
portion of the Option shall vest following Participant's termination of Full-Time Employment with the Company. For purposes of this Agreement, the portion of the Option which has vested as of a given date in accordance with this Section 2 is hereinafter referred to as the "Vested Portion of the Option".

        3.      Option Exercise Period.   The Option shall not be exercisable,
and shall expire and be of no further force and effect, immediately following the tenth anniversary of the Date of Grant. In the event of Participant's termination of Full-Time Employment with the Company, the Vested Portion of the Option (determined as of the date of such termination) shall be exercisable following such termination of Full-Time Employment as follows:

        (i) If Participant's Full-Time Employment terminates by reason of Retirement or Disability (as such terms are hereinafter defined), the Vested Portion of the Option shall be exercisable by Participant for one year following the date of such termination;

        (ii) If Participant's Full-Time Employment terminates by reason of Participant's death, the Vested Portion of the Option shall be exercisable by

        Participant's Beneficiary (as hereinafter defined) for one year following the date of death;

                (iii) If Participant's Full-Time Employment is terminated by the Company for cause (as hereinafter defined), the Option (including, without limitation, the Vested Portion of the Option) shall immediately terminate and cease to be exercisable as of the date of such termination; and

                (iv) If Participant's Full-Time Employment terminates for any other reason not specified above in this Section 3, the Vested Portion of the Option shall be exercisable by Participant for ninety days following the date of such termination.

The Committee may, in its sole discretion, provide for a longer post-termination exercise period than the applicable period specified above. The portion of the Option which does not constitute the Vested Portion of the Option as of the date of Participant's termination of Full-Time Employment with the Company shall terminate and be of no further force and effect as of the date of such termination. Following the expiration of the applicable post-termination exercise period set forth above, the Vested Portion of the Option, to the extent not previously exercised, shall terminate and be of no further force and effect.

                For purposes of this Section 3, the following terms shall have the meanings set forth below:

                "Beneficiary" means the person designated by Participant in writing to the Company as having the right to exercise the Vested Portion of the Option in the event of Participant's death or, if no such person is designated, Participant's estate; provided, however, that no such written designation shall be effective unless it is received by the Company prior to the date of death of Participant.

                "Cause" means, subject to the cure provisions in the Employment Agreement, termination of Participant's Full-Time Employment because of
        (A) his refusal (other than by reason of the incapacity of Participant due to physical or mental illness) to perform the duties incident to the offices of President and Chief Operating Officer of the Company, (B) the commission by Participant of a felony, or the perpetration by Participant of a dishonest act or fraud against the Company or any affiliate or subsidiary thereof, (C) any act or omission by Participant which is the result of Participant's willful misconduct or gross negligence and which, in the good faith opinion of the Board, is injurious in any material respect to the financial condition, business or reputation of the Company or any of its affiliates or subsidiaries or
        (D) a material breach by Participant of the Employment Agreement.

                "Disability" means permanent disability, as such term or a similar term is defined in the long-term disability policy of the Company applicable to Participant at the time of termination of Full-Time Employment.

                "Full-Time Employment" with the Company means regular and continuing full-time employment as an salaried employee of the Company or a subsidiary (as defined in the Plan) of the Company for at least forty hours per week.

                "Retirement" means termination of Full-Time Employment with the Company under circumstances under which Executive is entitled to an immediate pension benefit under the terms and provisions of the Detrex Corporation Employees Retirement Plan (or any successor thereto).

                4.      Method of Exercise.

                (a)     General Method of Exercise.     Subject to Sections 3
and 6 hereof, Participant may exercise the Vested Portion of the Option by notifying the Company in writing of the number of shares of Common Stock in respect of which the Option has been exercised and by tendering to the Company the aggregate Option Price for such shares of Common Stock, together with an amount determined by the Company to be necessary to satisfy any applicable federal, state or local tax or other withholding in connection with such exercise. The Option Price may be paid (i) in cash (including a certified check, teller's check or wire transfer of funds), (ii) with shares of Common Stock previously owned by the Participant for at least six months prior to exercise having a fair market value equal to the aggregate Option Price on the date of exercise of the Option or (iii) in any combination thereof. The date of exercise of the Option shall be the date the written notice of exercise from Participant is received by the Company. As soon as practicable following receipt of the written notice of exercise and payment of the aggregate Option Price (together with the amount required to be withheld for tax or other purposes), the Company will issue share certificates for the number of shares for which the Option has been duly exercised in the name of Participant, unless Participant has specified in the written notice of exercise that such share certificates should be issued in some other name.

                (b) Additional Method of Exercise. Subject to the prior written approval of the Committee, the Vested Portion of the Option may be exercised by Participant in a "cashless exercise" in accordance with Section 5(e)(ii) of the Plan.

                5.      Nontransferable.    The Option shall be
nontransferable other than by will or the laws of descent and distribution and, during the life of Participant, shall be exercisable only by Participant; provided, however, that this Section 5 shall not preclude Participant from designating in writing to the Company a Beneficiary who shall be entitled to exercise the Vested Portion of the Option in the event of Participant's death.

         6. Securities Act Registration or Exemption. Anything in this Agreement to the contrary notwithstanding, the Option shall not be exercisable and no transfer of the shares of Common Stock underlying the Option (the "Underlying Shares") may be made to Participant, and any attempt to exercise the Option or to transfer the underlying Shares to Participant shall be void and of no effect, unless and until (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), has been duly filed and declared effective pertaining to the Underlying Shares and the Underlying Shares have been duly qualified under applicable state securities or blue sky laws or (ii) the Committee, in its sole discretion after securing the advice of counsel, determines, or Participant provides an opinion of counsel satisfactory to the Committee, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws.

         7.  Miscellaneous

         (a) No Right to Continued Employment. Neither the Plan, the grant of the Option or this Agreement shall be construed as giving Participant any right to be retained in the employ of the Company or any of its Subsidiaries.

         (b) No Stockholder Rights. Participant shall have no rights as a stockholder with respect to the Underlying Shares until a certificate or certificates evidencing such shares have been issued to Participant, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which Participant shall become the holder of record thereof.

         (c) Titles. The titles of the sections and subsections hereof are included solely for convenience of reference and shall not affect the meaning or interpretation of any such section or subsection.

         (d) Governing Law. This Agreement and the grant of the Option shall be governed by, and construed in accordance with, the laws of the State of Michigan.


         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first set forth above.

                                        DETREX CORPORATION

                                        By:      William C. King
                                           --------------------------------

                                        Thomas Mark
                                        -----------------------------------
                                        Thomas Mark